Exhibit 99.1

USG Corporation Reports 2013 Full Year and Fourth Quarter Results, Generating Full Year Net Income for the First Time since 2007

CHICAGO--(BUSINESS WIRE)--February 6, 2014--USG Corporation (NYSE:USG):

Fourth Quarter 2013 vs. Fourth Quarter 2012

Consolidated Business Highlights

  Sales increased 12 percent to $915 million
  Operating profit of $60 million compared to an operating loss of $8 million
  GAAP net loss of $3 million compared to GAAP net loss of $13 million
  Adjusted net income of $22 million compared to adjusted net loss of $52 million

Business Unit Highlights

  U.S. Gypsum wallboard shipments totaled 1.38 BSF vs. 1.22 BSF
  U.S. Gypsum average wallboard price of $155.09 per thousand square feet vs. $132.26
  Worldwide Ceilings operating profit increased 36 percent to $19 million
  L&W operating profit of $4 million compared to operating loss of $10 million
  SHEETROCK® Brand UltraLight Panels accounted for 59 percent of all USG wallboard shipments in the United States

USG Corporation (NYSE:USG), a leading building products company, today reported fourth quarter 2013 net sales of $915 million, up 12 percent from fourth quarter 2012 net sales of $815 million. USG’s fourth quarter 2013 operating profit was $60 million compared to an $8 million operating loss in the fourth quarter of 2012. Fourth quarter 2013 net loss was $3 million or $0.03 per diluted share. This result compares to a $13 million net loss or a net loss of $0.11 per diluted share in the fourth quarter of 2012.

The corporation’s adjusted net income was $22 million in the fourth quarter of 2013 compared to an adjusted net loss of $52 million in the fourth quarter of 2012. Adjusted net loss in the fourth quarter of 2013 excluded, among other items, a $16 million pension settlement charge related to a lump-sum payout to terminated employees which lowered the pension obligation by approximately $80 million. The adjusted net loss in the fourth quarter of 2012 excluded, among other items, the $55 million gain from the sale of the corporation’s European operations. Fourth quarter 2013 adjusted earnings per share was $0.19 compared to adjusted loss per share of $0.48 during the fourth quarter of 2012. A full reconciliation of adjusted net income (loss) to net income (loss) and adjusted earnings (loss) per share to earnings (loss) per share is set forth on a schedule attached hereto.

“We’re pleased to have delivered a fourth consecutive quarter of positive operating results with improved performances in all major businesses” said James S. Metcalf, Chairman, President and CEO. “Our Plan to Win is working and we expect to improve upon our results as we capitalize on the increasing opportunity in our end markets.”

USG recorded full year 2013 net sales of $3.6 billion, an operating profit of $258 million, net income of $47 million, and earnings per share of $0.43, with adjusted net income of $73 million and adjusted earnings per share of $0.67. For the full year 2012, net sales were $3.2 billion, operating profit was $73 million, net loss was $126 million, and loss per share was $1.19, with adjusted net loss of $124 million and adjusted loss per share of $1.17. A full reconciliation of adjusted net income (loss) to net income (loss) and adjusted earnings (loss) per share to earnings (loss) per share is set forth on a schedule attached hereto.

“2013 was a foundational year for USG, however our work is not done” Mr. Metcalf said. “We remain committed to keeping our breakeven low and delevering our balance sheet, while seeking organic growth opportunities as we build the USG of the future.”

A conference call is being held today at 10:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG website, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-888-771-4371 (1-847-585-4405 for international callers), and the pass code is 36379657. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Thursday, February 13, 2014. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 36379657.

USG Corporation

USG Corporation is a manufacturer and distributor of innovative, high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG’s Worldwide operations serve the commercial, residential, and repair and remodel construction markets, enabling our customers to build the outstanding spaces where people live, work and play. USG wall, ceiling, exterior sheathing, flooring underlayment and roofing systems provide leading-edge building solutions, while L&W Supply branch locations efficiently stock and deliver building materials throughout the United States. USG and its subsidiaries are proud sponsors of the U.S. Olympic and Paralympic teams and the Canadian Olympic team. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the corporation’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the corporation presents the non-GAAP financial measures adjusted net income (loss) and adjusted net income (loss) per share which exclude certain charges. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the corporation’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the corporation’s core operating results. In addition, the corporation uses adjusted net income (loss) as a component of the measurement of incentive compensation. These measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the Company’s use of non-GAAP financial measures, see the schedules attached hereto.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ materially due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; our substantial indebtedness and our ability to incur substantial additional indebtedness; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material and energy costs; volatility in the assumptions used to determine the funded status of our pension plans; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates for us and the industry; our ability to expand into new geographic markets and the stability of such markets; our ability to successfully enter into and operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; our ability to protect our intellectual property and other proprietary rights; changes in laws or regulations, including environmental and safety regulations; the satisfactory performance of certain business functions by fourth party service providers; our ability to achieve anticipated savings from cost reduction programs; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

USG CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions except share and per share data)
(Unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2013	2012	2013	2012

Net sales	$915	$815	$3,570	$3,224
Cost of products sold	764	730	2,989	2,829

Gross profit	151	85	581	395

Selling and administrative expenses	91	80	320	304
Restructuring and long-lived asset impairment charges	-	13	3	18

Operating profit (loss)	60	(8)	258	73

Interest expense	52	52	203	206
Interest income	-	(1)	(3)	(4)
Loss on extinguishment of debt	-	-	-	41
Other (income) expense, net	1	2	(1)	-

Income (loss) from continuing operations before income taxes	7	(61)	59	(170)

Income tax expense	10	3	11	12

Income (loss) from continuing operations	(3)	(64)	48	(182)

Income (loss) from discontinued operations, net of tax	(1)	(3)	(2)	2
Gain on sale of discontinued operations, net of tax	-	55	-	55

Net income (loss)	$(4)	$(12)	$46	$(125)

Less: Net income (loss) attributable to noncontrolling interest	(1)	1	(1)	1

Net income (loss) attributable to USG	$(3)	$(13)	$47	$(126)

Earnings per common share - basic:
Income (loss) from continuing operations	$(0.02)	$(0.59)	$0.45	$(1.72)
Income (loss) from discontinued operations (1)	(0.01)	0.48	(0.02)	0.53
Net income (loss)	$(0.03)	$(0.11)	$0.43	$(1.19)

Earnings per common share - diluted:
Income (loss) from continuing operations	$(0.02)	$(0.59)	$0.44	$(1.72)
Income (loss) from discontinued operations (1)	(0.01)	0.48	(0.02)	0.53
Net income (loss)	$(0.03)	$(0.11)	$0.42	$(1.19)

Average common shares	113,536,253	107,791,758	108,891,703	106,382,934
Average diluted common shares	113,536,253	107,791,758	111,434,543	106,382,934

(1) In 2012, includes gain on sale of discontinued operations, net of tax.

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	December 31,	December 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$810	$546
Short-term marketable securities	82	106
Restricted cash	5	1
Receivables (net of reserves - $12 and $16)	369	326
Inventories	332	304
Income taxes receivable	3	2
Deferred income taxes	52	2
Other current assets	47	40
Total current assets	1,700	1,327

Long-term marketable securities	60	25
Property, plant and equipment (net of accumulated depreciation and depletion - $1,840 and $1,738)	2,103	2,100
Deferred income taxes	17	38
Other assets	241	233

Total Assets	$4,121	$3,723

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$284	$286
Accrued expenses	216	237
Current portion of long-term debt	63	4
Deferred income taxes	-	22
Income taxes payable	5	2
Total current liabilities	568	551

Long-term debt	2,238	2,016
Long-term debt - related party	54	289
Deferred income taxes	66	5
Pension and other postretirement benefits	277	573
Other liabilities	256	270
Total liabilities	3,459	3,704

Stockholders' Equity:
Preferred stock	-	-
Common stock	14	11
Treasury stock	-	-
Additional paid-in capital	2,920	2,595
Accumulated other comprehensive income (loss)	24	(233)
Retained earnings (accumulated deficit)	(2,320)	(2,367)
Stockholders' equity of parent	638	6
Noncontrolling interest	24	13
Total stockholders' equity including noncontrolling interest	662	19

Total Liabilities and Stockholders' Equity	$4,121	$3,723

Other Information:
Total cash and cash equivalents and marketable securities	$952	$677
Borrowing availability under existing credit facilities	314	197
Total Liquidity	$1,266	$874

USG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)

	Twelve months
	ended December 31,
	2013	2012
Operating Activities
Net income (loss)	$46	$(125)
Less: Income (loss) from discontinued operations, net of tax	(2)	2
Less: Gain from sale of discontinued operations, net of tax	-	55
Income (loss) from continuing operations	48	(182)

Adjustments to reconcile income (loss) from continuing operations to net cash:
Depreciation, depletion and amortization	155	156
Loss on extinguishment of debt	-	41
Long-lived asset impairment charges	-	8
Share-based compensation expense	19	17
Deferred income taxes	2	4
Provision for bad debt	-	7
Gain on asset dispositions	(1)	(8)
Pension settlement	16	-
(Increase) decrease in working capital:
Receivables	(44)	6
Income taxes receivable	(1)	6
Inventories	(28)	(12)
Other current assets	(4)	5
Payables	(4)	27
Accrued expenses	(23)	14
(Increase) decrease in other assets	(6)	1
Decrease in pension and other postretirement benefits	(63)	(16)
Decrease in other liabilities	(6)	(5)
Other, net	20	(1)
Net cash provided by operating activities - continuing operations	80	68

Investing Activities
Purchases of marketable securities	(205)	(137)
Sales or maturities of marketable securities	194	291
Capital expenditures	(124)	(70)
Acquisition of mining rights	(17)	(16)
Net proceeds from asset dispositions	2	14
Net proceeds from sale of business	-	73
Investments in joint ventures	(5)	(14)
Loan to joint venture	-	(4)
Insurance proceeds	2	-
(Deposit) return of restricted cash	(4)	1
Net cash (used for) provided by investing activities - continuing operations	(157)	138

Financing Activities
Issuance of debt	361	248
Repayment of debt	(4)	(283)
Payment of debt issuance fees	(6)	(5)
Loans from venture partner	4	4
Issuance of common stock	4	4
Repurchases of common stock to satisfy employee tax withholding obligations	(9)	(6)
Net cash provided by (used for) financing activities - continuing operations	350	(38)

Effect of exchange rate changes on cash	(7)	4

Net cash (used for) provided by operating activities - discontinued operations	(2)	10
Net cash used for investing activities - discontinued operations	-	(1)

Net increase in cash and cash equivalents	264	181
Cash and cash equivalents at beginning of period	546	365
Cash and cash equivalents at end of period	$810	$546

Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest	$192	$200
Income taxes paid, net of refunds received	10	1
Amount in accounts payable for capital expenditures	13	10

Noncash Financing Activities:
Conversion of $325 million of 10% convertible senior notes, net of discount	$(314)	-
Issuance of common stock upon conversion of debt	313	-
Acceleration of deferred financing fee amortization to additional paid-in capital	1	-

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2013	2012	2013	2012
Net Sales:

North American Gypsum:
United States Gypsum Company	$455	$381	$1,758	$1,512
CGC Inc. (gypsum)	90	88	348	336
USG Mexico, S.A. de C.V.	45	44	177	166
Other subsidiaries (1)	33	24	89	63
Eliminations	(33)	(29)	(123)	(114)
Total	590	508	2,249	1,963

Worldwide Ceilings:
USG Interiors, Inc.	113	102	467	455
USG International	38	33	144	128
CGC Inc. (ceilings)	14	15	61	64
Eliminations	(11)	(9)	(47)	(47)
Total	154	141	625	600

Building Products Distribution:
L&W Supply Corporation	314	282	1,245	1,145

Eliminations	(143)	(116)	(549)	(484)
Total USG Corporation	$915	$815	$3,570	$3,224

Operating Profit (Loss):

North American Gypsum:
United States Gypsum Company	$51	$12	$216	$89
CGC Inc. (gypsum)	6	4	17	12
USG Mexico, S.A. de C.V.	6	5	22	20
Other subsidiaries (1)	12	(4)	10	(5)
Eliminations	-	-	(1)	(1)
Total	75	17	264	115

Worldwide Ceilings:
USG Interiors, Inc.	16	10	81	71
USG International	1	1	2	1
CGC Inc. (ceilings)	2	3	11	11
Total	19	14	94	83

Building Products Distribution:
L&W Supply Corporation	4	(10)	6	(33)

Corporate	(30)	(26)	(92)	(83)
Eliminations	(8)	(3)	(14)	(9)
Total USG Corporation	$60	$(8)	$258	$73

(1) Includes our mining operation in Little Narrows, Nova Scotia, Canada, and our shipping company.

USG CORPORATION
RECONCILIATION of NON-GAAP MEASURE TO GAAP MEASURE
(dollars in millions, except share and per share data)
(Unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2013	2012	2013	2012

Net income (loss) attributable to USG - GAAP measure	$(3)	$(13)	$47	$(126)

Adjustments:
Loss (income) from discontinued operations, net of tax	1	3	2	(2)
Gain on sale of discontinued operations, net of tax	-	(55)	-	(55)
Restructuring and long-lived asset impairment charges	-	13	3	18
Pension settlement charge	16	-	16	-
Reduction in valuation allowance for deferred tax assets	-	-	(3)	-
Withholding taxes on dividends between foreign entities	6	-	6	-
Bridge loan commitment financing fee	2	-	2	-
Loss on extinguishment of debt	-	-	-	41

Adjusted net income (loss) - Non-GAAP measure	$22	$(52)	$73	$(124)

Earnings (loss) per average common share - GAAP measure	$(0.03)	$(0.11)	$0.43	$(1.19)

Adjustments per average common share:
Loss (income) from discontinued operations, net of tax	0.01	0.03	0.02	(0.02)
Gain on sale of discontinued operations, net of tax	-	(0.51)	-	(0.52)
Restructuring and long-lived asset impairment charges	-	0.11	0.03	0.17
Pension settlement charge	0.14	-	0.15	-
Reduction in valuation allowance for deferred tax assets	-	-	(0.03)	-
Withholding taxes on dividends between foreign entities	0.05	-	0.05	-
Bridge loan commitment financing fee	0.02	-	0.02	-
Loss on extinguishment of debt	-	-	-	0.39

Adjusted earnings per common share - Non-GAAP measure	$0.19	$(0.48)	$0.67	$(1.17)

Average common shares	113,536,253	107,791,758	108,891,703	106,382,934

UNITED STATES GYPSUM COMPANY
WALLBOARD REALIZED SELLING PRICES AND SHIPMENTS

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Full Year
Year	Price	Volume	Price	Volume	Price	Volume	Price	Volume	Price	Volume
2013	$153.07	1.11	$153.77	1.29	$154.04	1.37	$155.09	1.38	$154.04	5.14

2012	$130.43	1.16	$132.09	1.15	$131.97	1.20	$132.26	1.22	$131.70	4.72

Wallboard price reflects amount per one thousand square feet.
Volume expressed in billions of square feet.

CONTACT:
USG Corporation
Media
Robert Williams
(312) 436-4356
rewilliams@usg.com
or
Investors
Matthew Ackley
(312) 436-6263
investorrelations@usg.com